Item 77I(b)

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended December 31, 2010

Sub-Item 77I(b):  Terms of new or amended securities

Class A, Class C and Class I Shares of the Quaker Akros Absolute Strategies Fund commenced operations on October 4, 2010.